MAKE GOOD ESCROW AGREEMENT

THIS MAKE GOOD ESCROW AGREEMENT (the “Agreement”), dated as of _______, 2009, is entered into by and among Lihua International, Inc., a Delaware corporation (the “Company”), Maxim Group LLC (“Maxim”), Magnify Wealth Enterprise Limited, a company organized in the British Virgin Islands (“Magnify Wealth”), the original controlling stockholders of the Company as set forth on Exhibit “A” attached hereto (the “Original Stockholders” and together with Magnify Wealth, the “Pledgors”), and Corporate Stock Transfer, Inc., as escrow agent (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Company has engaged Maxim to be its [lead] underwriter in a public offering (the “Offering”) of units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one-quarter (1/4) of one warrant, and concurrent with the execution of this Agreement is completing the Offering;

WHEREAS, as an inducement to the purchasers of the Units in the Offering (individually, a “Purchaser”, and collectively, the “Purchasers”), the Pledgors have agreed to deposit an aggregate of ______shares of Common Stock (the “Offering Escrow Shares”) into an escrow account to be held as security for the achievement by the Company of [EBITDA, or net income] that equals or exceeds $___________ (the “Offering Performance Threshold”), as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Financial Statements”), which shall be filed with the Securities and Exchange Commission (the “SEC”) no later than March 31, 2010 (the “Determination Date”), it being understood that the Determination Date shall be adjusted for an additional 15 days, in the event the Company files a Notification of Late Filing on Form 12b-25.

WHEREAS, the Company, the Pledgors and Maxim have requested that the Escrow Agent hold the Offering Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
TERMS OF THE ESCROW

1.1. The parties hereby agree to establish an escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the Offering Escrow Shares as contemplated by this Agreement.

1.2. Upon the execution of this Agreement:

(i)  Magnify Wealth and the Original Stockholders shall deliver stock certificates to the Escrow Agent consisting of _____ and ______shares of Common Stock respectively, and the Additional Escrow Shares (as defined in Section 1.4 below), along with updated stock powers executed in blank, signature medallion guaranteed or in other form and substance acceptable for transfer; and

(ii)  Maxim shall deliver to the Escrow Agent a list of the Purchasers in the Offering.  If the underwriter’s over-allotment option relating to the Offering (the “Over-allotment Option”) is exercised, then Maxim shall supplement such list of Purchasers at the closing of the Over-allotment Option by delivering to the Escrow Agent a list of additional Purchasers who bought Units in the Over-allotment Option.

1.3. The parties hereby agree that the Offering Escrow Shares and the Additional Escrow Shares shall be distributed based on and subject to the achievement of the Offering Performance Threshold as set forth below:

(i) If the Company achieves at least 95% of the Offering Performance Threshold, the Offering Escrow Shares and the Additional Escrow Shares shall be released to Magnify Wealth and the Original Stockholders in the same proportion in which they deposited such shares into the Escrow Account.  Within five (5) business days of Maxim’s receipt of the 2009 Financial Statements, Maxim shall provide sole written instructions to the Escrow Agent instructing the Escrow Agent to issue and deliver the Offering Escrow Shares and the Additional Escrow Shares to the Pledgors.

(ii)           If the Company achieves at least [50%] but less than 95% of the Offering Performance Threshold, the Escrow Agent shall deliver to each Purchaser in the Offering who holds shares of Common Stock, or shares of Common Stock underlying Units as of the Determination Date Offering, Escrow Shares in accordance with the calculation below.

(a)	A = X/Y

(b)	B = 2*(A*Z)

Where:	A = such Purchaser’s percentage ownership of Offering Escrow Shares

B = the number of Offering Escrow Shares to be distributed to such Purchaser

X = the aggregate number of shares of Common Stock or shares of Common Stock underlying Units owned by such Purchaser on the Determination Date, provided however that such number shall not exceed the number of Units bought by such Purchaser in the Offering

Y = the number of Units issued upon the consummation of this Offering (including any Units issued in the Over-allotment Option)

Z = the Offering Escrow Shares multiplied by the percentage by which the Offering Performance Threshold was not achieved

Within five (5) business days of Maxim’s receipt of the 2009 Financial Statements, Maxim shall provide sole written instructions to the Escrow Agent instructing the Escrow Agent to issue and deliver the Offering Escrow Shares to the Purchasers in accordance with the calculation above. Only those Purchasers who continue to own shares of Common Stock or shares of Common Stock underlying Units on the Determination Date shall be entitled to receive Offering Escrow Shares calculated based on their ownership interest in shares of Common Stock or shares of Common Stock underlying Units on the Determination Date.  Any Offering Escrow Shares remaining after disbursement to such Purchasers and the Additional Escrow Shares shall be returned to Magnify Wealth and the Original Stockholders in the same respective proportion as their initial deposit of the Offering Escrow Shares and Additional Escrow Shares.

(iii) If the Company achieves less than [50%] of the Offering Performance Thresholds, then the Escrow Agent shall deliver to each Purchaser of Units in the Offering, Offering Escrow Shares in accordance with the calculation below:

(a)	A = X/Y

(b)	B = (A*Z)

Where:	A = such Purchaser’s percentage ownership of Offering Escrow Shares

B = the number of Offering Escrow Shares to be distributed to such Purchaser

X = the number of Units bought by such Purchaser in this Offering

Y = number of Units issued upon the consummation of this Offering (including any Units issued in the Over-allotment Option)

Z = the Offering Escrow Shares

Within five business days of the underwriter’s receipt of the 2009 Financial Statements, Maxim shall provide sole written instructions to the Escrow Agent instructing the Escrow Agent to:  (i) issue and deliver the Offering Escrow Shares to the Purchasers in accordance with the calculation above, and (ii) issue and deliver to the Purchasers a specific number of the Additional Escrow Shares required as a result of the rounding up of fractional shares as discussed in Section 1.4.  Any Additional Escrow Shares remaining after disbursement to such Purchasers shall be returned to Magnify Wealth and the Original Stockholders in the same respective proportion as their initial deposit of the Additional Escrow Shares

1.4.  No fractional shares shall be delivered to the Purchasers under the calculations set forth in Section 1.3.  If, upon calculation of the Offering Escrow Shares to be delivered to the purchasers pursuant to these calculations, a purchaser would be entitled to receive a fractional interest in a share, such number of shares shall be rounded up or down to the nearest whole number of shares of Common Stock to be delivered to such Purchaser.  In addition to the Offering Escrow Shares, Magnify Wealth and the Original Stockholders shall deposit _________ and __________ shares, respectively (the “Additional Escrow Shares”), with Corporate Stock Transfer, Inc. in accordance with Section 1.2, solely to cover any shares required to be delivered to the Purchasers in excess of the Offering Escrow Shares as a result of the rounding up of fractional shares under the calculations set forth in Section 1.3.

1.5. If the Company does not achieve at least 95% of the Offering Performance Threshold, the Company shall use reasonable best efforts to promptly cause the Offering Escrow Shares, and, if necessary, the Additional Escrow Shares, to be delivered to the Purchasers as discussed in Section 1.3, including causing its transfer agent to promptly, but in no event longer than five (5) business days, transfer the certificates into the names of the Purchaser as discussed in Section 1.3, and causing its securities counsel to provide any written instruction required by the Escrow Agent in a timely manner so that the issuances and delivery contemplated above can be achieved.

1.7. The Company will provide Maxim with the Company’s 2009 Financial Statements, prepared in accordance with US GAAP, no later than the Determination Date to allow Maxim the opportunity to evaluate whether the Offering Performance Threshold was achieved.

ARTICLE II
REPRESENTATIONS OF THE PLEDGORS

2.1. The Pledgors hereby represent and warrant to the Company and the Purchaser Representative as follows:

(i) The Pledgors are the record and beneficial owner of the Offering Escrow Shares placed into escrow pursuant to this Agreement and own such Offering Escrow Shares free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement. There are no restrictions on the ability of the Pledgors to transfer the Offering Escrow Shares placed into escrow pursuant to this Agreement or to enter into this Agreement other than transfer restrictions under applicable federal and state securities laws.

(ii) The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Pledgors and will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under the terms of the certificate of incorporation or by-laws of the Pledgors, or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Pledgors or affecting the Offering Escrow Shares or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Pledgors, the creation of which would have a material adverse effect on the business and operations of the Pledgors.  No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Pledgors, other than those already obtained.

ARTICLE III
MISCELLANEOUS

3.1. The Company, at the time of the completion of the Offering, will pay Escrow Agent a total of $_____ for all services rendered by Escrow Agent hereunder.

3.2. No waiver of, or  any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

3.3. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 3.3), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the third business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent:	Corporate Stock Transfer, Inc.
3200 Cherry Creek South Drive, Suite 430
Denver, Colorado  80209
Telephone: (303) 282-4800
Fax: (303) 282-5800

If to the Company or Magnify Wealth:

Lihua International, Inc.
c/o Lihua Holdings Limited,
Houxiang Five Star Industry District
Danyang City, Jiangsu Province, PRC
Attention: Mr. Zhu Jianhua
Tel. No.: 86 -511-8631-7399
Fax No.: 86-511-8631-2040

With a copy to (which shall not constitute notice):
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
Tel. No.: (212) 407-4000
Fax No.: (212) 407-4990

If to Maxim:
Maxim Group LLC
405 Lexington Avenue
New York, NY 10174
Attention: Clifford Teller
Tel: (212) 895-3500
Fax: (212) 895-3555

If to the Original Shareholders, at the address specified on Exhibit “A” attached hereto.

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

3.4. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.5. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

3.6. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

3.7. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

3.8. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Pledgors, the Purchaser Representative and the Escrow Agent.

3.9. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

3.10. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.11. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

3.12. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent.

3.13. The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchaser Representative. In the event of any such resignation, the Purchaser Representative and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

3.14. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

3.15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Offering Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Offering Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Offering Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

3.16. The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signature Page Follows]

[SIGNATURE PAGE TO MAKE GOOD ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___ day of _____, 2009.

LIHUA INTERNATIONAL, INC.

By:
Name: Zhu Jianhua
Title: Chief Executive Officer and President

PURCHASER REPRESENTATIVE:

Maxim Group LLC

By:
Name:
Title: Authorized Signatory

ESCROW AGENT:

Corporate Stock Transfer, Inc.

By:
Name:
Title:

PLEDGORS

Magnify Wealth Enterprise Limited

By:
Name: Magnify Wealth Enterprise Limited
Authorized Signatory: Zhu Jianhua

Original Stockholders

By:
Name:

EXHIBIT “A”

ORIGINAL STOCKHOLDERS

The following are the Original Stockholders of the Company who are all employees of Broadband Capital Management LLC, which has its business address at:

Broadband Capital Management, LLC
712 Fifth Avenue
New York, NY 10019

Philip Wagenheim

Michael Rapp

Clifford Chapman

Penumbra Worldwide LTD

Gerald Scott Klayman

Charles W. Allen

Ari Raskas

Jeff Appel

Corby T. Hocker

David Prince